Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Investors:	Media:
Douglas A. Fox, CFA	Robb Kristopher
Vice President, Investor Relations	Director, Corporate Communications
and Treasurer	and Public Relations
+ 1 847 793 6735	+ 1 847 793 5514
dfox@zebra.com	rkristopher@zebra.com

Zebra Technologies Announces Financial Results

for the 2012 Fourth Quarter and Full Year

Record sales in Latin America and ongoing strength in North America lead to fourth consecutive sequential sales increase;

Acquisition and restructuring costs reduce 2012 fourth quarter earnings by $0.03 per share

Lincolnshire, IL, February 12, 2013—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced 2012 fourth quarter diluted earnings from continuing operations of $0.68 per share, including acquisition and restructuring costs that reduced earnings by $0.03 per share. Earnings from continuing operations for the fourth quarter of 2011 totaled $0.63 per share. Net sales for the quarter ended December 31, 2012, increased 2.4% to $253,179,000 from $247,308,000 for the fourth quarter of 2011. Movements in foreign exchange rates decreased sales by $1,858,000 from a weaker euro against the U.S. dollar, compared with a year ago.

Summary Financial Performance (Unaudited)

	4Q12	4Q11	Change
Net sales (in 000s)	$253,179	$247,308	2.4%
Gross margin (%)	49.2	49.1	0.1	pts.
Income from continuing operations (in 000s)	$34,799	$32,859	5.9%
Income from discontinued operations, net of tax (in 000s)	$191	$2,185	N/M
Net income (in 000s)	$34,990	$35,044	N/M
Diluted earnings per share:
Income from continuing operations	$0.68	$0.63	7.9%
Income from discontinued operations	$0.00	$0.04	N/M
Net income	$0.68	$0.67	1.5%

“Results for the quarter and full year reflect the meaningful progress made on meeting more of our customers’ extended supply chain visibility needs,” stated Anders Gustafsson, Zebra’s chief executive officer. “We introduced a record 14 new printer products in 2012. This high development cadence led to a stronger complement of innovative products and solutions. More effective sales and marketing programs enabled a deeper level of engagement with customers in manufacturing, healthcare and retail. We enter 2013 mindful of the challenges in the current business environment, yet optimistic about Zebra’s opportunities for accelerating growth and improving profitability.”

For the full year, diluted earnings from continuing operations for 2012 totaled $2.35 per share, including acquisition and restructuring costs and an asset impairment charge that reduced earnings by $0.23 per share. For 2011, diluted earnings from continuing operations were $2.40, including acquisition and restructuring costs that reduced earnings by $0.03 per share. Net sales increased 1.3% to a record $996,168,000 for 2012 from $983,488,000 for 2011.

As of December 31, 2012, Zebra had $394,075,000 in cash and investments, and no long-term debt. Net inventories were $123,357,000, and net accounts receivable were $168,732,000.

Discussion and Analysis – Fourth Quarter

•	Net sales for the fourth quarter of 2012 included record sales in Latin America, up 21.7%. North American sales increased 6.7%. This growth offset sales declines of 2.5% in Asia Pacific and 5.7% in the Europe, Middle East and Africa (EMEA) region. On a constant-currency basis, sales in EMEA declined 3.6%. Sales of supplies – thermal ribbons, labels, wristbands and receipts – increased by 24.9% to a new quarterly record.

•	Gross profit of 49.2%, versus 49.1% in 2011, reflects reduced overhead, freight and reserve costs, partially offset by unfavorable movements in foreign exchange rates and product mix. Unfavorable foreign currency movements decreased fourth quarter gross profit by $1,806,000.

•	Operating expense growth of 1.2% included higher general and administrative expenses, increased amortization expense, higher acquisition costs, and higher exit and restructuring costs.

Stock Purchase Update

During the fourth quarter of 2012, Zebra returned $14.7 million to shareholders through the repurchase of 400,000 shares of Zebra Technologies Corporation Class A Common Stock at an average price of $36.69 per share. At December 31, 2012, the company had 2,022,336 shares remaining in its stock buyback authorization, and 50,908,267 shares of common stock were outstanding.

First Quarter Outlook

Zebra announced its financial forecast for the first quarter of 2013. Net sales are expected within a range of $240,000,000 to $252,000,000, which primarily reflects the company’s typical seasonality in sales. Diluted earnings per share are expected within a range of $0.55 to $0.65.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call discussing the company’s financial results for the fourth quarter of 2012. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the first quarter of 2013 stated in the paragraph above captioned “First Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2011.

About Zebra Technologies

A global leader respected for innovation and reliability, Zebra Technologies Corporation (NASDAQ: ZBRA) offers technologies that give a virtual voice to an organization’s assets, people and transactions, enabling organizations to unlock greater business value. The company’s extensive portfolio of marking and printing technologies, including RFID and real-time location solutions, illuminates mission-critical information to help customers take smarter business actions. For more information about Zebra’s solutions, visit http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$64,740	$36,418
Investments and marketable securities	324,140	182,398
Accounts receivable, net	168,732	155,230
Receivable from buyer	0	27,580
Inventories, net	123,357	133,288
Deferred income taxes	13,484	13,931
Income tax receivable	0	13,111
Prepaid expenses and other current assets	16,410	22,917

Total current assets	710,863	584,873

Property and equipment at cost, less accumulated depreciation and amortization	101,349	97,822
Long-term deferred income taxes	2,602	11,866
Goodwill	94,942	79,703
Other intangibles, net	39,151	12,667
Long-term investments and marketable securities	5,195	107,879
Other assets	13,646	4,196

Total assets	$967,748	$899,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,045	$33,273
Accrued liabilities	57,234	64,612
Deferred revenue	13,326	11,089
Income taxes payable	1,609	0

Total current liabilities	95,214	108,974
Deferred rent	1,303	1,592
Other long-term liabilities	14,229	11,515

Total liabilities	110,746	122,081

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	139,523	131,422
Treasury stock	(641,438)	(596,622)
Retained earnings	1,368,520	1,245,616
Accumulated other comprehensive loss	(10,325)	(4,213)

Total stockholders’ equity	857,002	776,925

Total liabilities and stockholders’ equity	$967,748	$899,006

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net sales:
Net sales of tangible products	$241,257	$235,714	$948,227	$936,282
Revenue from services and software	11,922	11,594	47,941	47,206

Total net sales	253,179	247,308	996,168	983,488

Cost of sales
Cost of sales of tangible products	121,869	118,792	479,633	469,834
Cost of services and software	6,850	6,996	24,891	26,885

Total cost of sales	128,719	125,788	504,524	496,719

Gross profit	124,460	121,520	491,644	486,769

Operating expenses:
Selling and marketing	33,313	36,377	129,906	127,797
Research and development	22,605	23,174	87,364	89,926
General and administrative	20,964	18,973	92,167	81,345
Amortization of intangible assets	1,463	806	4,673	3,320
Acquisition costs	1,037	116	3,109	304
Exit and restructuring costs	960	(49)	960	2,041
Asset impairment charge	0	0	9,114	0

Total operating expenses	80,342	79,397	327,293	304,733

Operating income	44,118	42,123	164,351	182,036

Other income (expense):
Investment income	526	594	2,485	1,944
Foreign exchange loss	(5)	(706)	(941)	(2,006)
Other, net	(577)	(899)	(1,721)	(2,255)

Total other income (expense)	(56)	(1,011)	(177)	(2,317)

Income from continuing operations before income taxes	44,062	41,112	164,174	179,719
Income taxes	9,263	8,253	42,277	49,376

Income from continuing operations	34,799	32,859	121,897	130,343
Income from discontinued operations, net of tax	191	2,185	1,007	44,300

Net income	$34,990	$35,044	$122,904	$174,643

Basic earnings per share:
Income from continuing operations	$0.69	$0.63	$2.36	$2.42
Income from discontinued operations	0.00	0.04	0.02	0.82

Net income	$0.69	$0.67	$2.38	$3.24

Diluted earnings per share:
Income from continuing operations	$0.68	$0.63	$2.35	$2.40
Income from discontinued operations	0.00	0.04	0.02	0.82

Net income	$0.68	$0.67	$2.37	$3.22

Basic weighted average shares outstanding	50,968	52,108	51,566	53,854
Diluted weighted average and equivalent shares outstanding	51,262	52,354	51,843	54,191

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income	$34,990	$35,044	$122,904	$174,643
Other comprehensive income (loss):
Unrealized gain (loss) on hedging transactions, net of income taxes	(1,048)	3,371	(7,241)	6,209
Unrealized holding gain (loss) on investments, net of income taxes	(30)	(82)	887	(385)
Foreign currency translation adjustment	42	(59)	242	(688)

Comprehensive income	$33,954	$38,274	$116,792	$179,779

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Twelve Months Ended
	December 31, 2012	December 31, 2011
Cash flows from operating activities:
Net income	$122,904	$174,643
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	26,177	24,000
Equity-based compensation	14,727	14,095
Asset impairment charge	9,114	0
Impairment of investments	0	219
Excess tax benefit from equity-based compensation	(1,578)	(1,392)
Loss on sale of property and equipment	311	284
Gain on sale of business	(930)	(68,745)
Deferred income taxes	8,067	10,796
Changes in assets and liabilities:
Accounts receivable, net	(8,647)	(3,269)
Inventories, net	11,530	(19,545)
Other assets	7,304	(12,721)
Accounts payable	(14,605)	(5,439)
Accrued liabilities	(4,193)	(11,086)
Deferred revenue	4,351	(14,131)
Income taxes	16,335	(14,983)
Other operating activities	(7,536)	5,582

Net cash provided by operating activities	183,331	78,308

Cash flows from investing activities:
Purchases of property and equipment	(22,443)	(26,918)
Proceeds from the sale of business	27,580	161,206
Acquisition of business, net of cash acquired	(59,876)	0
Acquisition of intangible assets	(3,500)	(1,232)
Purchase of long-term investment	(9,125)	0
Purchases of investments and marketable securities	(347,609)	(991,633)
Maturities of investments and marketable securities	145,028	607,996
Proceeds from sales of investments and marketable securities	164,410	303,801

Net cash provided by (used in) investing activities	(105,535)	53,220

Cash flows from financing activities:
Purchase of treasury stock	(54,373)	(160,200)
Proceeds from exercise of stock options and stock purchase plan purchases	3,361	13,009
Excess tax benefit from equity-based compensation	1,578	1,392

Net cash used in financing activities	(49,434)	(145,799)

Effect of exchange rate changes on cash	(40)	1,835

Net increase in cash and cash equivalents	28,322	(12,436)
Cash balance of discontinued operations at beginning of period	0	1,301
Less: Cash balance of discontinued operations at end of period	0	0
Cash and cash equivalents at beginning of period	36,418	47,553

Cash and cash equivalents at end of period	$64,740	$36,418

Supplemental disclosures of cash flow information:
Income taxes paid	$20,059	$65,364

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
	December 31,	December 31,	Percent	Percent of	Percent of
Product Category	2012	2011	Change	Net Sales-2012	Net Sales-2011
Hardware	$182,267	$188,198	(3.2)	72.0	76.1
Supplies	57,607	46,135	24.9	22.8	18.6
Service and software	11,922	11,594	2.8	4.7	4.7

Subtotal products	251,796	245,927	2.4	99.5	99.4
Shipping and handling	1,383	1,381	0.1	0.5	0.6

Total net sales	$253,179	$247,308	2.4	100.0	100.0

	Twelve Months Ended
	December 31,	December 31,	Percent	Percent of	Percent of
Product Category	2012	2011	Change	Net Sales-2012	Net Sales-2011
Hardware	$730,489	$743,308	(1.7)	73.4	75.5
Supplies	212,499	187,457	13.4	21.3	19.1
Service and software	47,941	47,206	1.6	4.8	4.8

Subtotal products	990,929	977,971	1.3	99.5	99.4
Shipping and handling	5,239	5,517	(5.0)	0.5	0.6

Total net sales	$996,168	$983,488	1.3	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
	December 31,	December 31,	Percent	Percent of	Percent of
Geographic Region	2012	2011	Change	Net Sales-2012	Net Sales-2011
Europe, Middle East and Africa	$83,355	$88,360	(5.7)	32.9	35.7
Latin America	26,255	21,578	21.7	10.4	8.7
Asia-Pacific	31,665	32,470	(2.5)	12.5	13.1

Total International	141,275	142,408	(0.8)	55.8	57.5
North America	111,904	104,900	6.7	44.2	42.5

Total net sales	$253,179	$247,308	2.4	100.0	100.0

	Twelve Months Ended
	December 31,	December 31,	Percent	Percent of	Percent of
Geographic Region	2012	2011	Change	Net Sales-2012	Net Sales-2011
Europe, Middle East and Africa	$322,970	$342,578	(5.7)	32.4	34.8
Latin America	100,101	89,715	11.6	10.0	9.1
Asia-Pacific	137,577	141,987	(3.1)	13.8	14.5

Total International	560,648	574,280	(2.4)	56.2	58.4
North America	435,520	409,208	6.4	43.8	41.6

Total net sales	$996,168	$983,488	1.3	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended
	December 31,	December 31,	Percent
	2012	2011	Change
Total printers shipped	321,314	312,409	2.9
Average selling price of printers shipped	$477	$506	(5.7)

	Twelve Months Ended
	December 31,	December 31,	Percent
	2012	2011	Change
Total printers shipped	1,260,141	1,188,892	6.0
Average selling price of printers shipped	$485	$527	(7.9)